Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 7, 2014 on the consolidated financial statements of Triumph Bancorp, Inc. contained in Registration Statement No. 333-198838 of Triumph Bancorp, Inc. on Form S-1.

/s/ Crowe Horwath LLP

Dallas, Texas

November 21, 2014